Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 16, 2005, relating to the consolidated financial statements of Dor BioPharma, Inc., and to the reference to our firm under the caption “Experts” in this registration statement.

SWEENEY, GATES & CO.

Fort Lauderdale, Florida
February 9, 2006